Exhibit 10.36

                         TECHNOLOGY TRANSFER AGREEMENT

     THIS TECHONOLOGY TRANSFER AGREEMENT ("Agreement") is made this _____day of September, 1997, by and among United Medical and Dental Schools of St. Guy's and St. Thomas's Hospitals ("UMDS"), Dr. Mary Dyson, and Longport, Inc. ("Longport").

     WHEREAS, UMDS entered into a written agreement with Longport, Inc. ("Longport") dated May 19, 1995, together with and addendum thereto, pursuant to which Longport agreed to support research by UMDS to develop a high frequency ultrasound skin scanner and UMDS agreed to grant to Longport certain rights to sell commercially viable scanners developed by UMDS as a result of such research;

     WHEREAS, UMDS and Dr. Mary Dyson (collectively "UMDS Parties"), in conjunction with Hugh Lewis d/b/a Square Wave, Ltd., developed a high frequency ultrasound skin scanner ("UMDS Scanner");

     WHEREAS, Quality Medical Imaging, Ltd. (a corporation registered in the United Kindgom, hereafter "QMI"), UMDS, and Hugh Lewis applied for a patent pertaining to the UMDS Scanner, entitled "Apparatus for Ultrasonic Tissue Investigation," bearing International Application No. PCT/GB96/00566 ("the Patent Application");

     WHEREAS, QMI has sold and assigned its rights and interests in the Patent Application to UMDS;

     WHEREAS, Supra Medical Corp. has filed a civil action in the United States District Court for the Eastern District of Pennsylvania, captioned Supra Medical Corp. v. James R. McGonigle, et al., Civil Action No. 96-3737, against, among others, UMDS Dr. Mary Dyson and Longport (the "Supra Action");

     WHEREAS, the parties to the Supra Action desire to settle and dismiss the action;

     WHEREAS, as a part of that settlement and resolution, UMDS is willing to transfer to Longport, and Longport is willing to receive from UMDS, such rights, with certain execptions set forth herein, as UMDS may own in and to the technology embodied in the UMDS Scanner;

     NOW, THEREFORE, in consideration of the promises and agreements set forth herein, UMDS, Dr. Mary Dyson and Longport agree as follows:

     1. UMDS hereby quitclaims, assigns and transfers to Longport its entire, right, title and interest in and to the Intellectual Porperty Rights in the UMDS Scanner, except for the Fractal Analysis Software and Third-Party Technology used in the UMDS Scanner.

     2. As used herein:

     "Intellectual Property Rights" shall mean patents, patent applications, copyrights, trade secrets, and know how, but shall expressly exclude any rights under trademark.
                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

     "Fractal Analysis Software" shall mean a series of software modules used within the UMDS Scanner that was developed by a unit of UMDS other than the Tissue Repair Research Unit and that analyze, determine and graphically display the fractal nature of a reflected image.

     "Thirt-Party Technology" shall mean computer hardware and software used in the UMDS Scanner that is developed and commercially marketed by third parties, including without limitation "off-the-shelf" hardware and operating system software.

     3. UMDS hereby assigns and transfers to Longport its right, title, and interest in and to the Patent Application and in a certain patent issued by The Republic of Sourth Africa regarding the same invention having reference number 9504751.0, lodged on 11/3/96.

     4. Longport shall be solely responsible for renewing and prosecuting the Patent Application, including paying any and all costs associated with renewing and prosecuring the Patent Application, and for renewing or maintaining any other patent or patent applciation applicable ot he UMDS Scanner;

     5. UMDS hereby grants to Longport an exclusive paid-up right and license throughout the world to use, reproduce and distribute solely in object code form the Fractal Analysis Software solely for use in high frequency ultrasound skin scanner products, without any further payments beyond the payments described herein. Longport shall not use the Fractal Analysis Software for any purpose other than in high frequency ultrasound skin scanners without the prior written consent of UMDS.

                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

     6. Longport acknowledges and agrees that, subject ot the exclusive license granted to Longport in Paragraph 5, ownership of the Fractal Analysis Software shall remain with UMDS. In addition, UMDS shall retain the right to use the Fractal Analysis Software in high frequency ultrasound skin scanners as well as other products or applications as UMDS may determine.

     7. UMDS, Dr. Stephen Young and Mr. Paul Wilson shall have the right to retain such UMDS Scanners as they currently have in their possession, and to continue to use them for research, to improve or modify them, and to build other UMDS Scanners for their noncommercial use.

     8. UMDS shall not directly or indirectly market or sell any UMDS Scanners to others in competition with Longport.

     9. UMDS hereby represents to Longport, and Longport acknowledges, that Dr. Steven Young and Mr. Paul Wilson are not employees of UMDS, and that UMDS cannot control their activities. UMDS shall, however,notify them of this Agreement and encourage them not to market or sell UMDS Scanners in competition with Longport. Longport agrees that UMDS shall have no liability hereunder for the activities of Dr. Young or Mr. Wilson that are independent of UMDS.


                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

     10. Any and all agrements between UMDS and Longport, Inc., including without limitation the agreement and addendum of May 19, 1995 set forth herein above, will be terminated and concluded in their entirety upon each party's executing this Technology Transfer Agreement, the fulfillment of all of the conditions set forth herein, and the Court's approval of the Release and Settlement Agreement, of which this Technology Transfer Agreement is a part; thereafter neither party will have any further rights or obligations pursuant to any previously existing contract(s) between Longport and the UMDS Parties, or either of them, whatsoever.

     11. In consideration of all of the agreements set forth herein, Longport shall, for five (5) years, commencing with Longport's fiscal year following the year in which the United States Food and Drug Administration classifies and approves the UMDS Scanner (or such other high frequency ultrasound skin, scanner that incorporates any of the Intellectual Property Rights in the UMDS Scanner and that is marketed by Longport in lieu of the UMDS Scanner) in accordance with the 1976 Medical Device Amendments to the Food, Drug and Cosmetic Act, pay to UMDS one percent (1%) of Longport's annual gross revenues stated in its audited financial statements. Longport shall make each such payment to UMDS upon the sooner of thirty (30) days after preparation of its audited financial statement or ninety (90) days after the conclusion of its fiscal year.

    12. Longport shall bear sole responsibility to make whatever applications may be required to obtain classification and approval of the UMDS Scanner in accordance with the 1976 Medical Device Amendments to the Food, Drug and Cosmetic Act and to pay any and all costs associated therewith.



                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

     13. If Longport fails to make any payment to UMDS in accordance with Paragraph 11 above, and Longport fails to cure such failure within thirty (30) days of written notice thereof from UMDS, then the UMDS Parties shall, notwithstanding the transfer of Intellectual Property Rights to the UTMDS Scanner herein, have the right to market and sell UMDS Scanners directly and indirectly in competition with Longport.

     14. If Longport acquires or obtains, by any means, any other company, or the assets or property of any other entity, Longport will remain obligated to pay UMDS full consideration calculated in accordance with this Agreement at Paragraphs 11 above and 15 below.

     15. In the event that Longport acquires assets and Paragraph 14 above applies, or is acquired by or merged into another company or entity (whether by transfer of shares or the sale of assets) (the "Acquiring Party"), or transfers to a third party the Intellectual Property Rights in the UMDS Scanner, then Longport, as the case may be, shall: a) promptly notify UMDS of such acquisition and/or technology transfer; b) require by written agreement that the Acquiring party or such third party honor and fully comply with the terms of this Agreement; and c) create a subsidiary, or require by written agreement that the Acquiring Party or such third party create a subsidiary consisting solely of Longport or its scanner technology for the remainder of the five-year term during which Longport is obligated to make payments to UMDS in accordance with




                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

Paragraph 11 above, without transferring or diluting the income and/or assets of Longport for the remainder of such term. The payment obligations of Longport with respect to such subsidiary shall be only as to revenues received from the use of such acquired assets or by such subsidiary in the business in which high frequency ultrasound is used.

     16. Longport shall use its best efforts to maximize the use of the UMDS Scanner in medical care. Upon request, it will advise Dr. Mary Dyson of those efforts. Dr. Dyson shall maintain in confidence, and shall not disclose to any third party, any information included within such reports from Longport that constitutes proprietary and confidential information of Longport, and that is not in the public domain or previously known by Dr. Dyson.

     17. Longport shall not use the names of, or otherwise refer to, UMDS (or its constituent hospitals), its current or past officers, employees or agents or any of them, in any advertising or promotional materials or in any manner which may be construed as an endorsement of Longport or the UMDS Scanner or the manner in which it is or may be used in medical diagnosis or care, without the prior express written consent of UMDS. Should Longport wish to similarly use the name of Dr. Mary Dyson in any such manner, separately from the name of UMDS, it may only do so subject to Dr. Dyson's written approval.

     18. In further consideration fo the agreeement set forth herein, UMDS shall, within thirty (30) days of the date of this Agreement, return any and all stock certificates representing shares in Longport, Inc., issued in the name of UMDS, which UMDs now holds.

                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

     19. ALL OF THE RIGHTS AND LICENSES ASSIGNED OR LICENSED BY UMDS TO LONGPORT IN THIS AGREEMENT ARE TRANSFERRED OR LICENSED SOLELY ON AN "AS IS" BASIS. UMDS WARRANTS TO LONGPORT THAT, EXCEPT FOR SUCH RIGHTS IN THE UMDS SCANNER AS ARE OWNED BY HUGH LEWIS, UMDS OWNS THE RIGHTS LICENSED TO LONGPORT IN THIS AGREEMENT. UMDS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS IN THE UMDS SCANNER OR THE FRACTAL ANALYSIS SOFTWARE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, UMDS MAKES NO WARRANTY THAT THAT THE UMDS SCANNER, THE INTELLECTUAL PROPERTY RIGHTS THEREIN, OR THE FRACTAL ANALYSIS SOFTWARE DO NOT INFRINGE OR VIOLATE THE PROPRIETARY RIGHTS OF A THIRD PARTY.

     20. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR MATTERS TO BE INDEMNIFIED HEREUNDER, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF UMDS OR DR. MARY DYSON EXCEED THE SUMS RECEIVED FROM LONGPORT PURSUANT TO PARAGRAPH 11 HEREUNDER..

     21. Longport agrees, at its expense, to carry and maintain in force Commercial General Liability Insurance (including products liability and contractual liability coverages) with minimum limits of $1 million combined single limit and combined bodily injury and property damage per occurrence, which policy of insurance shall include UMDS as an additional insured. Longport shall also defend and hold UMDS, its officers, directors, employees and agents harmless from any losses, damages, injuries, suits, claims, actions or proceedings, (hereafter "Claim") arising from a claim or allegation that the UMDS Scanner (or the rights granted herein to Longport) (a) violates any applicable safety or regulatory standard, or (b has caused injury or damage (including death) to the person or property of another arising from defects in



                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson
     materials, design or construction thereof, or (c) infringes any patents, utility models, copyrights, trade secrets, or any other intellectual property rights of a third party, provided that (a) Longport's idemnification obligation hereunder shall apply only to the amounts by which the costs of defense, losses, damages, and injuries incured by UMDS exceed, in any calendar year, the royalties actually received by UMDS from Longort under this Agreement during such calendar year, and (b) Longport is promptly notified of any Claim, given all reasonable assistance required, and permitted to direct the defense. Absent a conflict which renders joint representation unfeasible, Longport shall retain legal counsel to represent UMDs and Dr. Mary Dyson. Longport shall have no liability for settlement or costs incurred without its ocnsent.

     22. UMDS hereby acknowledges receipt from Longport prior to September 9, 1997, the sum of 3993 Pounds for payment of the renewal fee for the Patent Application.

     23. This Agreement is expressly conditional upon (a) the execution and delivery by all parties to the Supra action of the Release and Settlement Agreement to which this Agreement is an addendum, and (b) the dismissal with prejudice of the Supra Action.

     24. This Technology Transfer Agreement contains the entire agreement between UMDs and Longport, and the terms hererof are contractual and not a mere recital. Any amendments, modifications or revisions to the terms of this Technology Transfer Agreement must be set forth in a further writing, signed by or on behalf of both UMDs and Longport.


                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson

     25. The undersigned state that they have carefully read this Technology Transfer Agreement in consultation with their respective attorneys. The undersigned further represent, covenant, and warrant that in executing this agreement on behalf of any entity, they are authorized to act on behalf of that entity, and have signed the agreement with the full knowledge and approval of the party for whom they have signed the agreement.

     26. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute but one and the same instrument.

     27. This Agreement is being made and entered into solely for the benefit of the parties hereto, and the parties do not intend hereby to create any rights in favor of any other person as a third party beneficiary of this Agreement or otherwies.

     28. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations. If the parties are unable to resolve the dispute by negotiations, and unless the sum in dispute is less than twenty-five thousand dollars ($25,000)or unless the parties otherwise agree to exempt such dispute from the requirement for mandatory arbitration, such dispute shall be settled by binding arbitration, conducted on



                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson
a confidential basis, under the then current Commercial Arbitration Rules of the American Arbitration Association ("th Association") strictly in accordance with the terms of this Agreement and the substantive law of the Commonwealth of Pennsylvania. The arbitration shall be held at a mutually agreeable location in Philadelphia, Pennsylvania, and conducted in accordance with the Federal Rules of Evidence by one arbitrator, which arbitrator shall be chosen from a list of attorneys who are members of the Association's commercial arbitration panel. The arbitrator chosen to arbitrate the dispute must be knowledgeable about technology licensing. If the parties cannot promptly, within thirty (30) days, agree on the selection of the arbitrator, the arbitrator(s) will be chosen pursuant to the Commercial Arbitration Rules of the Association, no costs of the arbitration, including the fees to be paid to the arbitrator(s), shall be shall equally by the parties to the dispute. The Judgment upon the award rendered by the arbitrator may be entered and enforced in any court of vompetent jurisdiction. Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator is not empowered to award any consequential, incidental, punitive, or exemplary damages. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages.

     29. This Agreement has been drafted jointly and is not to be construed against one party more strictly than against another.


                                                            -----------Longport
                                                            -----------UMDS
                                                            -----------Dr. Dyson
                [The remainder of this page in purposely blank.]

     IN WITNESS THEREOF, an dintending to be fully bound hereby, we have set here unto our hand in seal.


WITNESSED BY:                              LONGPORT, INC.


                                           /s/  James R. McGonigle [ SEAL ]
-------------------------------            ------------------------------------
                                           James R. McGonigle, President

Dated:
      ------------------------

                         [S E A L]
                                           UNITED MEDICAL & DENTAL
                                           SCHOOLS OF BUY'S AND ST. THOMAS'S
                                           HOSPITALS


                                           /s/  Harry T. Musselwhite
------------------------------             -----------------------------------
                                           Harry T. Musselwhite, Secretary

Dated:
      ------------------------
                                           /s/ C. Chantler
                                           -----------------------------------
                                           Professor C. Chantler (Principal)

                                           /s/ R. Ashley
                                           -----------------------------------
                                           Professor F. Ashley (Dental Dean)

/s/  J. M. Blott                           /s/  Dr. Mary Dyson          [SEAL]
-----------------------------              -----------------------------------
                                           Dr. Mary Dyson, in her own capacity

Dated:
      -----------------------

                                      -12-